395

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 31, 2011. Net assets of the
Fund were unaffected by the reclassifications.

Reduction                      Reduction
      To Accumulated               to Accumulated Net
        Net Investment                          Realized Loss
     Income                         on Investments
-----------------------------------------------------------------------------------

                   $288,082                                     $288,082

740

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for July 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

 Reduction                    Increase to
       to Accumulated             Net Accumulated Net
Increase to                            Investment                          Realized Loss
                                          Paid-in Capital                                  Income                       on Investments
------------------------------------------------------------------------------------------------------------------------------
     $387,302                                  $15,611                                   $371,691

795

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.

Accordingly, the following amounts have been reclassified for July 31, 2011. Net assets of the Fund were unaffected by the reclassifications.

 Increase                   Increase
                     to Accumulated                to Accumulated Net
Reduction to                               Net Investment                          Realized Loss
            Paid-in Capital                                             Income                        on Investments
-------------------------------------------------------------------------------------------------------------------------------------------------------

   $2,206,955                                         $2,664,558                                   $457,603